                                Exhibit 1.1





                                   October 27, 1998


Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, N.Y.  10036

Dear Sirs:

     The May Department Stores Company, a New York corporation (hereinafter called the "Company"), proposes to issue $150,000,000 principal amount of 5.95% Notes Due 2008 (the "Securities") to be issued pursuant to the provisions of an Indenture, dated as of June 17, 1996, between the Company, The May Department Stores Company, a Delaware corporation (the "Guarantor") and The First National Bank of Chicago, Trustee.
The Securities are to be unconditionally guaranteed (the "Guarantees") as to payment of principal and interest by the Guarantor. The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement (file nos. 333-11539; 333-11539-01 with respect to the Guarantees) relating to the Securities which has been declared effective by the Commission; and the Company and the Guarantor have filed or will file with the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The term Registration Statement means the registration statement as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus.
As used herein, the terms "Registration Statement", "Basic

Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                                    I.

     The Company hereby agrees to sell to the several Underwriters named below, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the principal amounts of Securities set forth below opposite their names, at 99.245% of their principal amount plus accrued interest from October 30, 1998, in each case to the date of payment and delivery. Such Securities shall be unconditionally guaranteed as to the payment of principal and interest by the Guarantor.

Name                               Principal Amounts

Morgan Stanley & Co. Incorporated       $69,000,000

Chase Securities Inc.                   $40,500,000

Salomon Smith Barney Inc.               $40,500,000


Total . . . . . .                       $150,000,000


                                    II.

     The Company and the Guarantor are advised by you that the
Underwriters propose to make a public offering of their
respective portions of the Securities as soon after this
Agreement is entered into as in your judgment is advisable.   The
terms of the public offering of the Securities are set forth in the Prospectus.

                                   III.

     Payment for the Securities shall be made by wire transfer of same day funds to an account specified by the Company not less than two full business days prior to the date of payment at 10:00 A.M., New York City time, on October 30, 1998, or at such other time on the same or such other date, not later than November 6, 1998, as shall be designated by you, upon delivery to you for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery are herein referred to as the Closing Date.

                                    IV.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, and you shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by executive officers of the Company and the Guarantor, to the foregoing effect. The officers making such certificate may rely upon the best of their knowledge as to proceedings pending or threatened; and

     (ii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded any of the Company's or the Guarantor's securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

     (b) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor, dated the Closing Date, to the effect that (i) the Company has been duly organized and is subsisting and in good standing as a corporation under the laws of the State of New York, (ii) the Guarantor has been duly organized and is subsisting and in good standing as a corporation under the laws of the State of Delaware, (iii) the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a valid and binding agreement, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iv) the sale and issuance of the Securities have been duly authorized by all requisite corporate action on the part of the Company, and the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, entitled to the benefit of the Indenture and enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (v) the Guarantees have been duly authorized by all requisite corporate action on the part of the Guarantor and duly executed and delivered by the Guarantor and constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (vi) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantor, and (vii) the Registration Statement, as of its effective date, and the Basic Prospectus, as supplemented by the prospectus supplement, as of the date of the prospectus supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, and the applicable rules and regulations of the Commission thereunder.
In addition, such counsel shall state that no facts have come to the attention of such counsel in the course of their review that have led them to believe that, insofar as relevant to the offering of the Securities, the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the prospectus supplement, on the date of the prospectus supplement, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Basic Prospectus or the prospectus supplement except for those made under the captions "Description of Debt Securities" in the Basic Prospectus and "Description of Securities" and "Underwriters" in the prospectus supplement, insofar as they relate to provisions of documents therein described, and that they do not express any opinion or belief as to the financial statements, schedules or other financial data included or incorporated by reference in or excluded from the Registration Statement, any post-effective amendment thereto, the

Basic Prospectus or the prospectus supplement, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.

     (c) You shall have received on the Closing Date an opinion of Louis J. Garr, Jr., Esq., General Counsel for the Company and the Guarantor, dated the Closing Date, to the effect that (i) each of the Company and the Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, (ii) the performance of this Agreement will not contravene any provision of the certificate of incorporation or by-laws of the Company or the Guarantor or, to the actual knowledge of such counsel, any agreement or other instrument binding upon either the Company or the Guarantor and no consent, approval or authorization of any governmental body is required for the performance of this Agreement, except such as are specified and have been obtained, and such consents, approvals or authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (iii) the documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents when so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial data contained therein.

     (d) You shall have received on the Closing Date from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Indenture, the Securities, the Guarantees, this Agreement, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (e) You shall have received on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus.

                                    V.

     In further consideration of the agreements of the Underwriters herein contained, the Company and the Guarantor, jointly and severally, covenant as follows:

          (a) To furnish to you without charge three conformed copies of the Registration Statement (including exhibits and documents incorporated by reference) and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, to furnish to each Underwriter as many copies of the Prospectus and any supplements and amendments thereto and any documents incorporated by reference as you may reasonably request.
     The terms "supplement" and "amendment" or "amend" as used in this Agreement include or refer to all documents filed by the Company and/or the Guarantor with the Commission subsequent to the date of the Basic Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

          (b) Before amending or supplementing the Registration
     Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement.

          (c) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees not exceeding $10,000 and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate.

          (e) To make generally available to the Company s security holders as soon as practicable an earnings statement covering the twelve month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Act.

          (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities, without your prior written consent.

                                    VI.

     The Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

     The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, if required by the Act, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (excluding documents incorporated by reference) correcting the untrue statement or omission of a material fact if the Company has previously furnished copies thereof to such Underwriter.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and
disbursements of such counsel related to such proceeding.   In
any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel necessary for appearing in any proceeding) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the immediately preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several in proportion to their respective underwriting percentages (as defined in the Agreement Among Underwriters) and not joint.

     The indemnity and contribution agreements contained in this
Article VI and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or the Guarantor, their respective directors or officers or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

                                   VII.

     This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Securities.

                                   VIII.

     If any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Article I hereof be increased pursuant to this Article VIII by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    Very truly yours,

                    THE MAY DEPARTMENT STORES
                    COMPANY, a New York corporation


                    By    /s/ Jan R. Kniffen



                    THE MAY DEPARTMENT STORES
                         COMPANY, a Delaware corporation


                    By     /s/ Jan R. Kniffen






Accepted, October 27, 1998:

MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves

By MORGAN STANLEY & CO. INCORPORATED


By     /s/ Harold J. Hendershot III